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                          [HELLER FINANCIAL LETTERHEAD]


                                  May 17, 1999

Katten Muchin & Zavis
525 West Monroe Street
Suite 1600
Chicago, Illinois 60661-3693

Latham & Watkins
53rd at Third
Suite 1000
885 Third Avenue
New York, New York 10022

         Re: Heller Financial Commercial Mortgage Asset Corp.
             Registration Statement on Form S-3
             Registration No. 333-44299
             --------------------------

Ladies and Gentlemen:

         I am Deputy General Counsel of Heller Financial, Inc. In that capacity, I have acted as counsel to Heller Financial Commercial Mortgage Asset Corp., a Delaware corporation ("Heller") in connection with that certain registration statement on Form S-3 (the "Registration Statement") which has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of mortgage pass-through certificates, issuable in series. Heller currently contemplates issuing such a series (the "Series") to be designated Series 1999 PH-1 in an approximate amount of $1.1 billion of Certificates (the "Certificates"). As set forth in the Registration Statement, the Series will be issued under and pursuant to the conditions of a pooling and servicing agreement (the "Agreement") among Heller, a trustee (the "Trustee") and a master servicer (the "Master Servicer") and a special servicer (the "Special Servicer"), each to be identified (together with any relevant parties) in the prospectus supplement for the Series. Except as otherwise indicated, capitalized terms used herein are defined as set forth in the Registration Statement.


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Katten Muchin & Zavis
Latham & Watkins
April 22, 1999
Page 2


         In connection with this opinion, I am familiar with the proceedings taken and proposed to be taken by Heller in connection with the authorization and issuance of the Certificates. I have also examined such corporate records of Heller and other documents and have made such examination of law as I have deemed necessary in connection with this opinion.

         In rendering this opinion, I have assumed the accuracy and completeness of all documents and records that I have reviewed, the genuineness of all signatures (other than those on behalf of Heller), the authenticity of the documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as copies.

         In rendering this opinion, as to questions of fact material to this opinion I have relied to the extent I have deemed such reliance appropriate, without investigation, on certificates and other communications from public officials and from officers of Heller.

         Wherever I indicate that my opinion with respect to the existence or absence of facts is based on my knowledge, my opinion is based solely on my current actual knowledge, and I have conducted no special investigation of factual matters in connection with this opinion.

         The opinions set forth below are subject to the following qualifications:

         (i) the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally;

         (ii) the effects of general principles of equity, whether applied by a court of law or equity, with respect to the performance and enforcement of the Agreement;

         (iii) I express no opinion as to the effect of any federal or state securities laws or antitrust laws or as to the creation, perfection, priority or enforcement of any security interest granted under the Agreement.

         Based upon and subject to the foregoing and to the last two paragraphs of this letter, it is my opinion that:

         1. Heller has all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement relating to the Series of Certificates.

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Katten Muchin & Zavis
Latham & Watkins
May 17, 1999
Page 3


         2. The execution and delivery of the Certificates have been duly authorized by Heller.

         This opinion is limited to the laws of the State of Illinois, the laws of the United States of America and the General Corporation Law of the State of Delaware, and I do not express any opinion herein concerning any other law. In addition, I express no opinion herein concerning any statues, ordinances, administrative decision, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof, and I assume no obligation to advise you of changes that may hereafter be brought to my attention.

         This opinion is solely for the information of the addressee hereof and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person, without my prior written consent. No one other than the addressees hereof is entitled to rely on this. This opinion is rendered solely in connection with the issuance of the Series of Certificates and should not be relied upon for any other purpose.



                                             Very truly yours,

                                             HELLER FINANCIAL, INC.

                                             /s/ Dennis Holland
                                             -------------------------------
                                             Dennis Holland
                                             Deputy General Counsel